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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627,
333-02181, 333-08161, 333-14115, 333-14613, 333-34819, 333-51975, 333-64239,
333-70055, 333-59247, 333-56113), previously filed Registration Statements on Form S-3 (Registration Nos. 333-00097, 333-08573, 333-32471, 333-33889,
333-52197, 333-80063, 333-21035, 333-17453, 333-17421, 33-63143, 33-62547,
33-85018, 33-42988, 33-76226, 333-63893, 333-21035, 33-76224), and previously filed Registration Statements on Form S-4 (Registration Nos. 333-31979 and 333-32805, 333-63981, 333-60103, 333-14109).



ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 2000